                                                                    EXHIBIT 10.3

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

             CONSOLIDATION LOAN ORIGINATION RESPONSIBILITY AGREEMENT

This Consolidation Loan Origination Responsibility Agreement dated as of December 3, 2002 ("Agreement") is by and between COLLEGIATE FUNDING SERVICES, L.L.C. ("CFS"), and The Brazos Higher Education Service Corporation, Inc., with its principal office located at 2600 Washington, Waco, TX, P.O. Box 1308, Waco, TX 76710, acting on behalf of one or more affiliates in conjunction with an eligible lender trustee ("Lender").

CFS and the Lender hereby agree as follows:

19. Purpose:

      The purpose of this Agreement is to establish terms under which the parties agree to operate with respect to the marketing, servicing and funding of the Real World Consolidation Loan Program (the "RWCL Program") and supercedes the Real World Consolidation Loan Program Origination Responsibility Agreement between Collegiate Funding Services, L.L.C. and The Brazos Higher Education Services Corporation, Inc. dated as of February 1, 2001.

      The following provisions establish the terms, conditions and responsibilities of CFS and the Lender with respect to the Lender's funding of Consolidation Loans guaranteed under the requirements of the Higher Education Act of 1965, as amended.

20. Eligible Loans:

      Borrower accounts processed under the RWCL Program must consist of: at least one federal loan qualifying for Federal Consolidation as defined under Section 428 C of the Higher Education Act.

21. Definitions:

      Unless the context clearly indicates otherwise, the terms set forth below shall have the following meanings:

      A. "ACT" means Title IV, Parts B, F and G of the Higher Education Act of 1965 (20 USC Sec. 1071 et. seq.), as amended and in effect from time to time, or any successor enactment thereto, the effective administrative regulations promulgated thereunder, and any binding directives issued by the Secretary of Education pursuant thereto.

      B.    "APPLICATION" means an application for a Consolidation Loan.

      C.    "BORROWER" means an individual who is the maker of a Note.

      D. "BORROWER FILE" means, with respect to any Loan, all documentation that is required by the Guarantor of such Loan for the payment of a Default claim. Without limiting the generality of the foregoing, such documentation shall at a minimum include:

            (1)   the Borrower's Application for such Loan;

            a.    the original Note (or certified copy thereof); and

            b. an original or imaged copy of a Loan Consolidation Verification Certificate ("LCVC").

      E. "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a day on which banks located in the Commonwealth of Virginia are required or authorized by law to remain closed. Any other references to "days" shall mean calendar days.

      F. "CONSOLIDATION LOAN" means a Loan made pursuant to Section 428 C of the Act.

      G. "DEFAULT" means, with respect to any Note, the occurrence of any event which shall constitute a default or other grounds for filing a Guarantee claim under the terms of the Act.

      H. "DEFERMENT" means the period defined by the Act and applicable Regulations during which a Borrower (in Repayment) may postpone making payments.

      I. "FORBEARANCE" means the period permitted by the Act and the policies of the Guarantor during which a Borrower (in Repayment) is permitted to temporarily forego payments or make reduced payments.

      J. "GUARANTEE" or "GUARANTEED" means a written commitment by a Guarantor to pay the Lender the unpaid principal balance plus accrued unpaid interest of a Loan or any portion thereof upon submission of a valid default, death, disability, or bankruptcy claim or claim with respect to any other event or circumstance for which a claim would be paid under the Act, in accordance with the Act and applicable Regulations.

      K. "GUARANTOR" means any state or private nonprofit organization that has entered into agreements with the Secretary to Guarantee Loans under the Act.

      L. "LOAN" means a loan of money (which may be disbursed in one or more installments) to or on behalf of a Borrower, contingent upon an agreement to repay, evidenced by a Note, which Loan was originated in accordance with this Agreement and is a Consolidation Loan under the FFELP programs.

      M. "NOTE" or "PROMISSORY NOTE" means a promissory note executed by a Borrower for a Loan set forth on the appropriate form furnished or approved by a Guarantor, which Note meets the criteria set forth by the Act and applicable Regulations.

      N. "ORIGINATION SERVICES" means all processes and duties contemplated to be performed by the Servicer under this Agreement.

      O. "REGULATIONS" means any regulations rules, policies or procedures promulgated by a Guarantor or the Secretary.

      P. "SECRETARY" means the Secretary of Education, United States Department of Education, or any predecessor or successor to the functions thereof under the Act.

      Q. "SERVICER" means any loan servicer identified by Lender as the designated loan servicer of any Loan or Loans originated under the Agreement. If CFS creates, acquires, or designates a servicer capable of servicing Consolidation Loans, which shall include the ability to support securitization reporting, Lender shall enter into a servicing agreement (or amend an existing contract with another servicer if one already exists) with that servicer and that servicer shall become the Servicer under this Agreement and shall remain the Servicer for the life of the Loan unless otherwise directed by CFS.

      R. "SPECIAL ALLOWANCES" means those amounts which are payable with respect to a Loan by the Secretary under Section 438 of the Act or any payment of a similar nature prescribed by law hereafter adopted.

      S. "SUCCESSFULLY COMPLETED APPLICATION" means an application for a Consolidation Loan from an eligible Borrower in which CFS submits all of the required documentation to Lender to make the Loan, regardless of whether it is actually funded or not.

22.   Responsibilities of CFS:

      CFS will act as Marketing Agent for Lender with respect to marketing Consolidation Loans. As the marketing agent, CFS will source potential applicants, receive Applications from Borrowers, review the documentation and perform data entry of certain information required to complete the consolidation process. CFS will be responsible for insuring that each Application submitted for a Consolidation Loan is eligible in all respects to be consolidated. CFS and the Lender hereby agree that the Servicer and the Lender may rely fully upon CFS's certification of eligibility with respect to all actions required of any party other than Servicer or the Lender prior to consolidation. Furthermore, CFS shall:

      T. Perform data entry of information required of Servicer to secure required approvals from the Guarantor of the Loan, and to transfer such information to Servicer on or before 8:00 a.m. on the business day CFS desires disbursement of the Loan. Each such transfer of data will constitute certification by CFS that it has complied with its obligations under this Agreement with respect to each Loan for which such file is transmitted to Servicer.

      B. Ensure that each Borrower File is complete and accurate, and that the Application meets all requirements for eligibility for consolidation under the Act, implementing published regulations, and the requirements of the Guarantor of the Loan as specified by the Lender.

      C. Ensure accuracy and completeness of any electronically transmitted data, and send corresponding Borrower Files for each Loan funded by the sixth Business Day after the date the Loan is funded.

      D. Provide any missing documentation or information and promptly correct any error identified by the Servicer or the Lender as being required to have the loan Guaranteed.

      W. Maintain all license and other governmental approvals and otherwise comply with the Act, applicable laws and regulations necessary to perform the activities hereunder.

      X. Act as custodian and bailee for the Lender with respect to all original documents for Loans until all such documents are transferred to Servicer.

      G. Subject to Section 8 of this Agreement, reimburse the Lender to the extent of the principal balance, outstanding interest and fees paid, any Loan deemed by a Guarantor to be uninsured after consolidation, provided that the loss or absence of the Guarantee is a result of CFS's breach of its obligations under this Agreement. CFS's reimbursement obligation under this paragraph is unconditional and not subject to offset or recoupment. All reimbursement payments shall be made within two Business Days after Lender's delivery of written demand to CFS and shall be in an amount equal to the outstanding principal amount and all accrued but unpaid Borrower interest on the Loans repurchased, unamortized fees paid, and any Special Allowances to which the Lender would have been entitled to receive with respect to such Loan but for CFS's action or failure to act or lack of documentation.

      H. From and after the effective date of this Agreement, CFS agrees to indemnify and save the Lender harmless of, from and against any and all loss, cost, damage or expense, including reasonable attorney's fees incurred by reason of any breach of CFS's warranties, covenants, agreements or representations hereunder, any false or misleading representations of CFS, any failure to disclose any matter which makes the warranties and representations herein misleading, any accuracy in any information furnished by CFS in connection herewith, or any negligence or willful misconduct of CFS in connection with its duties and responsibilities as set forth and contemplated under this Agreement.

      I. Lender agrees that CFS has the option to provide disbursement services for Lender on all Consolidation Loans that are funded by Lender under this Agreement.

23. Responsibilities of the Lender:

      Lender will perform the duties and adhere to the responsibilities outlined in this Agreement and shall be obligated to provide daily disbursement for all loans offered by CFS under this Agreement.

24. Responsibilities of the Servicer:

      Any Servicer retained by Lender to service Loans funded under this Agreement from time-to-time shall:

      U. Promptly upon receipt of the electronic or paper data for a Loan CFS provides under Section 4.A., perform the actions necessary to prepare such Loans for loading to the Servicer's system and authorize disbursement by the Lender. The funding authorization shall be in a form acceptable to the Lender and will be faxed by the Servicer to the Lender (with the original to be forwarded later) at least 30 minutes prior to the latest time the Lender may initiate its electronic funding transaction, provided that:

            (1) The data provided electronically by CFS contains no errors or problems that cause undue or unexpected delays;

            (2) CFS has given Servicer at least 15 days prior written notice of additional Guarantors or one day's prior written notice to Servicer via fax or other electronic transmission of other payees to whom funds must be disbursed; and

            (3) CFS has given at least two days notice of any significant increase in either the number of Loans or the number of disbursements to be processed or of any other special circumstance that could cause delay.

      B. The Servicer shall, promptly upon receipt of each file, undertake its obligation with respect to such files and begin reviewing the file for each Loan to confirm the following:

            (1) the original LCVC or an imaged copy of the LCVC is present and signed by a representative of the owner of the Loans being consolidated, or by any agent representing the owner and authorized to execute the LCVC on behalf of the owner.

            (2) Application/Promissory Note is present and signed by the Borrower. The Servicer shall have no obligation to verify the actual signature of the Borrower.

      C. Servicer shall, upon funding, convert the Loans to its servicing system and commence repayment servicing.

      D. Servicer shall immediately inform the Lender and CFS in writing of any Loan determined to be uninsured as a result of actions or failure to act by CFS or any other party.

      E. Servicer's obligations under this Section 6 shall be in addition to and not in lieu of its obligations under any servicing agreement and custodian agreement between the Servicer and the Lender. This Agreement shall in no way limit Servicer's obligations under any servicing agreement or custody agreement.

      F. Servicer will process any required LCVC and follow-up with current holders to complete any additional loan(s) for the Borrower for Borrower requests to add eligible loans to their Consolidation Loan.

      Y. Servicer must be capable of administering multiple Borrower benefit plans including but not limited to those detailed in Section 12, graduated and extended repayment plans, ACH benefits and forms, spousal loan consolidations and any deferment, forbearance or adjustments requested by the Borrower and permitted by the Act. Servicer must be capable of administering all CFS Borrower benefit plans described in this paragraph.

      Z. Servicer must have the capability to request a blanket guaranty through electronic transmission with any Guarantor.

25. Insurance:

      CFS shall obtain and maintain in force until all Loans that Lender funds hereunder are repaid in full or paid as a claim by a Guarantor, and upon the request of the Lender furnish proof of, errors and omissions and liability insurance policies acceptable to the Lender providing coverage per occurrence (with not more than $50,000 deductible), with respect to claims by Lender, arising from CFS's failure to perform any of its responsibilities under the Agreement, each in an amount of at least $1,000,000. Such policy shall be maintained with an insurer rated not lower than A- by A.M. Best Co., and shall provide that the policy cannot be canceled or modified without at least 60 days written notice to Lender. The policy shall not be amended or modified in any manner which limits, restricts, or conditions the coverage provided, decreases the amount of coverage or increases the deductible, or in any other way reduces the coverage provided, without the prior written consent of Lender.

26. Reimbursement Procedure:

      AA. If the Lender believes that CFS is obligated to reimburse it for any Loan pursuant to Section 4.G. hereof, the Lender shall:

            (1) Notify CFS in writing of the reason for CFS's obligation to reimburse along with documentation from the Guarantor detailing the basis for such notice and CFS shall have 90 days after receipt of such notice to reimburse such Loan.

            (2) In the case of notice from Servicer, notify the Lender, in writing, of the reason for CFS's obligation to reimburse and follow Lender's instructions with respect to the Loan, any extension of the cure period or other actions determined to be appropriate by the Lender.

      BB. Purchase of Consolidated Loan - If an error occurs after the CFS transmission of a Successfully Completed Application, and the Lender is not able to correct the error to the satisfaction of CFS, the Lender will allow CFS to repurchase the Consolidation Loan at the fee paid to CFS by Lender under in Section 13.

27. Loan Application Average Balance:

      Borrowers must have Loan indebtedness of at least $[****]. CFS agrees to maintain an average quarterly application size of $[****] that the Lender will review quarterly. Should the average Application amount remain below $[****] for two consecutive quarters, the Lender reserves the right to limit or cease funding after giving CFS 90 days written notice of its intention to do so.

28. Eligible Guarantor and Servicer:

      CFS shall have the right to designate the Guarantor or Guarantors and Servicer or Servicers for the Loans. The Lender shall enter into an agreement with said designated Guarantor(s) and Servicer(s) prior to the processing of any Loans under this Agreement. If CFS does not exercise its right to designate the Guarantor(s) and/or Servicer(s), then:

      CC. Any Guarantor(s) selected by the Lender must have the capability of accepting and administering national guarantees, same-day blanket guarantee for servicer forwarded electronic borrower files, and spousal loan consolidations. Lender shall also communicate to CFS any Guarantor changes/amendments to the Guarantor's current process and procedures that may affect the guarantee of any Loan.

      DD.   The Servicer(s) must be able to meet requirements as described in
            Section 6.

29. Funding:

      The Lender agrees to fund eligible Loans offered by CFS up to but not exceeding $[****] for the Initial Term of this Agreement.

      The funding shall begin within a reasonable time but no later than December 31, 2002 unless all contracts necessary for funding have not been executed by all the appropriate parties.

30. Borrower Benefits:

      The Lender agrees to provide incentives described in this Section 12 to Borrowers of Consolidation Loans made under the RWCL Program to pay their Loans in a timely manner.

      PLAN A: Under Borrower Incentive Plan A, after making the first 60 monthly scheduled payments on-time, Borrowers shall receive a reduction in their interest rate of up to but not greater than 1%.

      PLAN B: Under Borrower Incentive Plan B, after making the first 36 monthly payments on-time, Borrowers shall receive a reduction in their interest rate of up to but not greater than 1%.

      PLAN C: Under Borrower Incentive Plan C, after making the first 48 monthly payments on time, Borrowers shall receive a reduction in their interest rate of up to but not greater than 1%.

      Under any Incentive Plan, Borrowers must make and maintain on-time scheduled payments to continue to qualify for the rate reduction. "On-time" scheduled payment is considered to be one that is made prior to the 15th day of delinquency.

      Regardless of Incentive Plan, CFS may, but is not required to offer Borrowers up to 0.25% (one quarter of one percent) rate reduction upon the commencement of electronic drafting for Consolidation Loan payment purposes. Said 0.25% rate reduction, if offered, shall only apply so long as the Borrower maintains electronic drafting for making scheduled payments and is in active repayment on their Loan.

      CFS may offer one or more of the above Borrower Incentive Plans (Plan A, Plan B or Plan C) at any time during the term of this Agreement.

      CFS shall have sole and exclusive responsibility and liability for accurately communicating to each Borrower the Incentive Plan terms that apply to the Borrower's Loan. CFS shall clearly and conspicuously mark the electronic and/or paper records supporting each Loan to identify the Incentive Plan terms that apply to such loan and ensure communication of the same to the designated Servicer. If the Lender sells or securitizes any Loan, Lender shall ensure that the Borrower benefits on each Loan are continued by any Purchaser or subsequent Purchaser of such Loan. Lender indemnifies and agrees to hold CFS harmless from any and all loss, damage, or liability that results or may result from the Lender's noncompliance with the requirements of this paragraph.

      The Lender, CFS, or Servicer may reinstate disqualified Borrowers that lose their benefits due to Servicer error. The Servicer shall communicate to the Borrowers when they have achieved the rate reduction, at disqualification and at reinstatement, as applicable.

31. Fees:

      For the first 270 days after this Agreement is effective or funding by the Lender of $[****], whichever comes first, a fee of $[****] for each Successfully Completed Application shall be paid. Thereafter the fees stated below shall apply.

      CFS shall receive a fee of $[****] for every Successfully Completed Application under Plan A.

      CFS shall receive a fee of $[****] for every Successfully Completed Application under Plan B.

      CFS shall receive a fee of $[****] for every Successfully Completed Application under Plan C.

32. Marketing:

      i. Marketing the RWCL Program is the responsibility of CFS, subject to the following conditions. The Lender and Servicer will not produce any of the marketing materials developed, nor will their names be used in any promotions without their prior written consent.

      ii. Lender agrees that CFS can cross market mutually agreed upon products and services to Borrowers during the term of this Agreement and up to sixty (60) months after this Agreement is terminated. In performing these cross marketing services as a service provider for Lender, CFS shall at all times comply with (i) Title V of the Graham-Leach-Bliley Act, the implementing regulations thereof, and all other applicable federal and state consumer privacy laws and regulations, and (ii) Direct Marketing Association guidelines and all State "do not solicit" telemarketing lists (whether covering telemarketing or direct mail marketing). Furthermore, CFS shall not attempt further phone calls or send additional mailings to, or in any way contact, individuals who request that no future phone calls, mailings, or contracts be made to the individual.

33. Regulatory Changes:

      If regulatory or legislative changes occur to the FFELP consolidation program which renders the Lender and/or CFS unable to continue the RWCL Program in compliance with the law, or materially impacts the Lender's or CFS' profit margin, the Lender and CFS shall make a good faith effort to restructure the Agreement to bring Lender and CFS into compliance with the law within the RWCL, or renegotiate the pricing structure. If Lender and CFS are unable to mutually agree to a restructured Agreement that allows them both to continue in compliance with the law at a reasonable profit margin, Lender and/or CFS shall have the option to withdraw from the RWCL Program with 180 days prior written notice to the other. If legislative or regulatory changes prohibit, limit or alter the compensation provisions for the service rendered by CFS to Lender, either party shall have the option to negotiate an amendment to the Agreement or withdraw from the RWCL Program with 180 days prior notice to the other party.

34. Invoicing:

      CFS shall invoice each Friday for all Successfully Completed Applications transmitted to Servicer(s) during that week. Lender agrees to execute a wire transfer of funds for all invoices within three Business Days of receipt of invoice.

35. Expenses:

      Other than the expenses described in this Agreement, all parties agree to be responsible for their respective expenses under the RWCL Program. CFS shall be responsible for the cost of all marketing materials, data entry, sales and related expenses incurred with respect to its marketing activities.

36. Confidentiality:

      This Agreement is considered confidential by all parties hereto and must not be copied or disclosed to anyone other than employees of the parties directly involved in the RWCL Program or such accountants, attorneys, or other professional advisors or government agencies having jurisdiction over such parties without the written consent of the other parties, except as otherwise required by law.

37. Representations, Warranties, and Covenants of CFS:

      CFS represents and warrants each of the following to the Lender on the date of this Agreement, on the date of each request for Lender to originate and fund any Loan and on the date of Lender's funding of any
      Loan:

      EE. CFS (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized; (ii) is duly qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing; (iii) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted; and
            (iv) is in compliance with all applicable laws.

      FF. The execution and delivery by CFS of this Agreement and the performance by it of its obligations hereunder (i) are within its limited liability company power; (ii) have been duly authorized by all necessary company action; (iii) except for any action or filing that has been taken or made on or before the date of this Agreement, requires no action by or filing that has been taken or made on or before the date of this Agreement, require no action by or filing with any governmental agency; and (iv) do not violate any provision of its operating or company agreement.

      GG. This Agreement will, upon execution and delivery by all parties thereto, constitute a legal and binding obligation of CFS, enforceable against CFS according to its terms.

      HH. CFS is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse effect on its financial condition and no outstanding or unpaid judgments against CFS exist.

      II. Each Loan CFS requests to be originated and funded by Lender (i) is genuine in all respects and what it purports to be; (ii) is free from any material claim for credit, deduction, or allowance of any such obligor and free form any defense, dispute, setoff, counterclaim (other than for payments made in respect of it); (iii) was originated and is in compliance in all material respects with all laws and rules and regulations; and (iv) conforms to the applicable requirements for Guarantee.

      CFS further represents and warrants to the Lender the following: until all Loans that Lender funds hereunder have been repaid in full or paid as a claim by a Guarantor, CFS or transferred by the Lender to another entity:

      JJ. CFS shall maintain books, records and accounts necessary to prepare financial statements according to GAAP.

      KK. Upon two (2) Business Days prior written notice, CFS shall allow Lender (including Lender's regulators and auditors) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations and to discuss any of its affairs, conditions and finances with its directors, officers, employees or representatives from time-to-time during reasonable business hours. However, this section is strictly limited to those files, records, reports, affairs, conditions, and finances relating to Loans owned by Lender.

      LL. CFS shall (i) maintain good standing in its state of organization, and (ii) maintain all licenses, permits, and franchises necessary for its business.

38. Representations and Warranties of Lender:

      Lender represents and warrants to CFS on the date of this Agreement, on the date of each request for Lender to originate and fund any Loan, and on the date of Lender's funding of any Loan:

      MM. Lender (i) is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is organized; (ii) is duly qualified to transact business and is in good standing as a foreign company in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing; and (iii) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted and(iv) is in compliance with all applicable laws.

      NN. The execution and delivery by Lender of this Agreement and the performance by it of its obligations hereunder (i) are within its corporate power; (ii) have been duly authorized by all necessary action; (iii) except for any action or filing that has been taken or made on or before the date of this Agreement, require no action by or filing with any governmental agency; and
            (iv) do not violate any provision of its articles of incorporation.

      OO. This Agreement will, upon execution and delivery by all parties thereto, constitute a legal and binding obligation of Lender, enforceable against Lender according to its terms.

      PP. Lender is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse affect on its financial condition.

39. Notice:

      All notices given under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested or by Courier Service that can validate receipt of such notice to the parties, at their respective addresses given below. Such notice shall not be effective until received by the respective party.

                  IF TO CFS:

                  Mr. J. Barry Morrow, CEO
                  Collegiate Funding Services, L.L.C.
                  100 Riverside Parkway, Suite 125
                  Fredericksburg, Virginia 22406

                  IF TO LENDER:

                  The Brazos Higher Education Service Corporation, Inc.
                  Attn: Murray Watson, Jr.
                  2600 Washington Avenue
                  Waco, TX 76710
                  P.O. Box 1308
                  Waco, TX  76703-1308
                  Fax# (254) 754-0267

40. Entire Agreement:

      This Agreement represents the entire agreement of the parties. Each of the parties has read and understands this Agreement, and has had the opportunity to have this Agreement reviewed by an attorney.

41. Term:

      The parties agree that the term of the Agreement shall be from the date first written above until the close of business on December 31, 2003 (the "Initial Term of this Agreement") and shall automatically renew for an additional one year terms unless one of the parties notifies the other respective party in writing of its intent not to renew at least 90 days prior to the end of the Initial Term or 180 days for any renewal term.

      Either party may terminate this agreement upon 60 days notice upon the following:

      V. Any representation or warranty made by either party (or any of its officers) under or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

      W. Either party shall fail to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed, and such failure shall remain uncured for 60 days after notice of such failure is received from the other party; or

      X. Either party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, organization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry or an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either (i) such proceeding shall remain undismissed or unstayed for a period of 30 days, or (ii) any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (d); or

      QQ. Any judgment or order for the payment of money in excess of $500,000 which is not covered by applicable insurance shall be rendered against either party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

      RR. Either party incurs or suffers a material adverse change in its financial condition which, in the discretion of the other party, adversely affects its ability to perform any of its obligations under the Agreement.

42. Ownership Change

      This contract is assignable by either party upon written consent of the other party, which consent shall not be unreasonably withheld.

43. Amendment:

      This Agreement may be amended only by a written instrument signed by all of the parties hereto. The effective date of any amendments shall be the date the parties have signed said instrument unless otherwise stated therein.

44. Binding Effect:

      This Agreement shall be binding upon and shall inure to the benefit of the parties and each one's permitted successors and assigns. No party may assign its rights or delegate its duties under this Agreement without the other parties' prior written consent (which shall not be unreasonably withheld.). Any assignment contrary to the foregoing shall be void.

45. Agency:

      The parties acknowledge that nothing herein is intended to authorize CFS or the Lender to enter into an agency relationship with any other entity or individual, including without limitation the holder of any loans to be consolidated or their agents, nor shall any provision hereof be interpreted as creating such an agency relationship or subjecting either the Lender or CFS to any liability, loss or imputed or vicarious knowledge, liability, or loss in connection with any Loan made pursuant to this Agreement by reason of any act or omission of any such other entity or individual.

46. Default; Jurisdiction:

      Should any party default hereunder, the nondefaulting party shall be entitled to recover all costs of enforcing this Agreement, including reasonable attorney's fees. This agreement shall be governed by, subject to, and interpreted in accordance with the laws of the Commonwealth of Virginia without regard for its conflict of laws statute.

47. Indemnification.

      Each party (the "Indemnifying Party") agrees to assume liability and to pay for, and hereby agrees to indemnify, defend, and hold harmless the other party (the "Indemnified Party") and its officers, directors, employees, Affiliates, successors, and assigns from and against any and all liabilities, losses, costs, damages, penalties, fines, or expenses, including without limitation legal costs and reasonable attorney's fees (together "Losses"), in connection with any claims, suits or proceedings made or brought by a third party to the extent that such Losses result from, arise out of, or relate to a violation, breach or non-performance by the Indemnifying party or its agent(s) of any of the Indemnifying Party's obligations, covenants, representations, warranties, or certifications under or in connection with this Agreement. It is specifically understood that neither party shall make or agree to any settlement of any such claim involving financial compensation by the other party, its successors, assigns, or Affiliates. Except in the event of fraud or criminal misconduct, neither party shall be responsible or liable to the other party for consequential, incidental, indirect, special or punitive damages.

48. Severability.

      It is the intent of the parties that the Agreement be construed and interpreted in a manner such as to permit enforcement of all of its terms. However, if any provision of this Agreement is held invalid or unenforceable in any jurisdiction for any reason, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, unless such invalidity shall destroy the economic incentive for either party's participation in the Agreement. Such invalid or unenforceable provision shall be amended, if possible, in accordance with Section 25 hereof in order to accomplish the purposes of this Agreement.

49. Mandatory Arbitration.

      Any dispute or controversy between the parties involving less that $250,000 arising out of, connected with or relating to this Agreement shall be resolved by binding arbitration administered and conducted under the Commercial Arbitration Rules of the American Arbitration Association and title 9 of the United States Code. The prevailing party in any judicial action or arbitration shall be entitled to reimbursement from the other party for cost, filing fees, arbitration filing fees, reasonable pretrial, trial and appellate attorneys' fees, witness fees, expert fees, arbitration panel fees, and travel fees. A judgment upon the arbitration award may be entered in any court having jurisdiction. Any arbitration hearing shall take place in the Commonwealth of Virginia. Nothing in this section, however, shall prevent either party from seeking equitable relief from a court of competent jurisdiction for the other party's breach of Sections 12, 19 and 20 hereof or infringement of intellectual property rights and proprietary sections of this Agreement.

50. No Implied Waivers.

      No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealings among the parties, shall operate as a waiver of such right, privilege, power, or remedy; nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of any right, privilege, power, or remedy or the existence of any other right, privilege, power, or remedy. No waiver shall be effective against any party unless signed in writing by an authorized officer of such party.

51. Corporate Obligation.

      No director, officer, employee or agent of any party shall be individually liable to any other party for the taking of any action, or for refraining to take any action, in good faith pursuant to this Agreement. The Agreement is a corporate obligation and any liability arising hereunder shall be a corporate liability.

52. Remedies Not Exclusive.

      No remedy by the terms of this Agreement conferred upon or reserved to any party hereto is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity (including, without limitation the right to such equitable relief by way of injunction) or by statute on or after the date of this Agreement.

      Entered into as of this 3rd day of December, 2002.

THE BRAZOS HIGHER EDUCATION SERVICE CORPORATION, INC.

By /s/ Murray Watson, Jr.
   -------------------------------
   Murray Watson, Jr., President

COLLEGIATE FUNDING SERVICES, LLC

By /s/ J. Barry Morrow
   -------------------------------
   J. Barry Morrow, Chief Executive Officer

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

 FIRST AMENDMENT TO THE CONSOLIDATION LOAN ORIGINATION RESPONSIBILITY AGREEMENT
                          DATED AS OF DECEMBER 3, 2002

      THIS FIRST AMENDMENT (the "Amendment"), is entered into as of January 1, 2004, by and between Brazos Higher Education Service Corporation, Inc., with its principal office located in Waco, Texas, acting on behalf of one of more affiliates in conjunction with an eligible lender trustee, (the "Lender"), and Collegiate Funding Services, L.L.C., with its principal offices located in Fredericksburg, Virginia ("CFS").

      WHEREAS, the Lender and CFS are parties to a certain Consolidation Loan Origination Responsibility Agreement dated as of December 3, 2002, (the "Agreement") which provides for marketing, servicing, and funding of Consolidation Loans made pursuant to the provisions of the Federal Family Education Loan Program (FFELP) through CFS's program generally known as the Real World Consolidation Loan Program (RWCL Program); and

      WHEREAS, the parties desire to amend the following section(s) of the agreement for the time period between January 1, 2004, and December 31, 2004. All other sections, not specifically referenced herein, remain in full force and effect. On January 1, 2005, this Amendment shall expire and the terms of the Agreement, as written prior to the execution of the Amendment, shall be in full force and effect.

      NOW THEREFORE, in consideration of the of the mutual covenants and agreements contained herein, and for other goods and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follow,

      1. Paragraph 9 is amended by deleting the term "$[****]" in the second and third sentences and inserting the term "$[****]" in each place.

      2.    Paragraph 11 is amended by adding the following to the end:

"For the first renewal period between January 1, 2004 and December 31, 2004, CFS agrees to provide to Lender and Lender agrees to fund at least $[****] in eligible Loans. CFS may also make an additional $[****] in eligible Loans available to Lender for funding during this period."

      3.    Paragraph 13 is amended by adding the following to the end:

"For the period between January 1, 2004 and December 31, 2004, CFS shall receive a fee of $[****] for every Successfully Completed Application."

        (Rest of page intentionally left blank, signature page to follow)

      IN WITNESS WHEREOF, the parties have hereunto written their hands by duly authorized officers as of the day and year written above.

COLLEGIATE FUNDING SERVICES, LLC        BRAZOS HIGHER EDUCATION
                                        SERVICE CORPORATION, INC.
("CFS")                                 ("Lender")

     /s/ W. Clark McGhee                    /s/ Murray Watson, Jr.
     --------------------------------       ------------------------------
 By: W. Clark McGhee                    By: Murray Watson, Jr.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

Murray Watson     BR2001

From: Mike Macomber [mike.macomber@bhesc.org]
Sent: Thursday, September 04, 2003 12:06 PM
To: murray.watson@bhesc.org
Subject: FW: Brazos Email Agreement

Importance: High

Message
-----Original Message-----

From: Mike Macomber [mailto:mike.macomber@bhesc.org]
Sent: Wednesday, September 03, 2003 4:53 PM
To: murray.watson@bhesc.org
Subject: FW: Brazos Email Agreement
Importance: High

-----Original Message-----

From: Thomas Buffoni [mailto:tbuffoni@cfsloans.com]
Sent: Wednesday, September 03, 2003 4:50 PM
To: `Mike.Macomber@bhesc.org'
Subject: FW: Brazos Email Agreement

-----Original Message-----
From: Thomas Buffoni

Sent: Wednesday, September 03, 2003 12:18 PM
To: Clark McGhee
Subject: FW: Brazos Email Agreement

This will confirm our agreement under the Consolidation Loan Origination Responsibility Agreement dated as of December 3, 2002 between Collegiate Funding Services, LLC ("CFS") and The Brazos Higher Education Service
Corporation, Inc. ("Lender") that the Lender agrees to fund at least $[****] in Successfully Completed Applications ("SCA") during the month of September 2003 at a marketing fee of $[****] per SCA. Payment for all SCA sent to Lender under the Agreement as modified by this email agreement received by Lender by 3 PM on September 26, 2003 shall be made by wire transfer to CFS's designated account no later than 3 PM on September 29, 2003.

Except as modified by the terms contained in this email, the terms and conditions of the Agreement shall remain in full force and effect. Please confirm your agreement to these terms by signing and dating a copy of this email and faxing it to me at 540-368-5959. I will fax a signed copy to you. We will then send you (and ask that you do the same) a signed copy for your records.

Collegiate Funding Services, LLC
The Brazos Higher Education Service Corporation, Inc.

Name: Clark McGhee         Accepted 9-4-03
Executive Vice President   /s/ Murray Watson, Jr.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

                                                                          BR2001

From: Clark McGhee [cmcghee@cfsloans.com]
Sent: Friday, September 26, 2003 2:37 PM
To: `mike.macomber@bhesc.org'
Cc: Thomas Buffoni
Subject: CFS
Mike,

Per our discussion today.

This will confirm our agreement under the Consolidated Loan Origination Responsibility Agreement dated as of December 3, 2002 between Collegiate Funding Services, LLC ("CFS") and The Brazos Higher Education Services Corporation, Inc. ("Lender") that the Lender agrees to fund at least $[****] in Successfully Completed Applications ("SCA") between October 1, 2003 and December 31, 2003 at a marketing fee of $[****] per SCA. In the alternative, a marketing fee of $[****] will paid for SCA's that only include a .25% ACH reduction. Weekly invoicing and payment for SCA's sent by CFS that are funded by the Lender will be as follows:

Invoice Date                 Payment Date
October 3                    October 8
October 10                   October 15
October 17                   October 22
October 24                   October 29
October 31                   November 5
November 7                   November 12
November 14                  November 19
November 21                  November 26
November 28                  December 3
December 5                   December 10
December 12                  December 17
December 19                  December 24
December 26                  December 29

Payment by Brazos shall be by wire transfer to a CFS designated account by 3:00 p.m. EST on each scheduled Payment Date.

This email agreement supercedes any and all prior emails, correspondence or agreements between the parties and except as modified by the terms contained in this email, the terms and conditions of the Agreement shall remain in full force and effect. Both parties agree that this email agreement may be executed in counterparts and that the other respective party can rely upon the faxed signature of the other respective party. Please confirm your agreement to these terms by signing and dating a copy of this email and faxing it to me at 540-374-2021 by close of business Tuesday September 30, 2003. I will fax a signed copy to you. We will then send you (and ask that you do the same) a signed paper copy for your records.

Agreed
/s/ Murray Watson, Jr.
-------------------------------------
Brazos Higher Education Services Corp

Agreed
/s/ W. Clark McGhee
-------------------------------------
Collegiate Funding Services, LLC
W. Clark McGhee